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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-46686) pertaining to the 2000 Long-Term Incentive Plan of Luminex Corporation, in the Registration Statement (Form S-8 No. 333-87918) pertaining to the 2001 Broad-Based Stock Option Plan of Luminex Corporation and in the Registration Statement on Form S-8 (Registration No. 333-118772) pertaining to the Balthrop Non-Qualified Stock Option Agreement of Luminex Corporation of our reports dated March 14, 2005, with respect to the consolidated financial statements of Luminex Corporation, Luminex Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Luminex Corporation, included in this Annual Report (Form 10-K) for the fiscal year ended December 31, 2004.

/s/ Ernst & Young LLP

Austin, Texas
March 14, 2005